UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 19, 2013

STR Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34529	27-1023344
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation or Organization)		Identification No.)

18 Craftsman Road
East Windsor, Connecticut	06088
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 758-7300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                                    Submission of Matters to a Vote of Security Holders.

On May 13, 2014, STR Holdings, Inc. (the “Company” or “STR”) held its annual meeting of stockholders, at which the STR stockholders voted on three proposals and cast their votes as described below. The proposals are described in detail in STR’s definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 1, 2014.

Proposal 1

STR stockholders elected six individuals to the Board of Directors for the succeeding year or until their successors are duly qualified and elected or until their earlier death, resignation or removal as set forth below:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Dennis L. Jilot	14,621,518	2,170,413	6,623,105
Robert M. Chiste	15,633,044	1,158,887	6,623,105
John A. Janitz	14,629,968	2,161,963	6,623,105
Andrew M. Leitch	15,604,437	1,187,494	6,623,105
Bryant R. Riley	16,545,916	246,015	6,623,105
Robert S. Yorgensen	14,638,171	2,153,760	6,623,105

Proposal 2

To approve the compensation of our named executive officers, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
15,244,474	1,544,942	2,515	6,623,105

Proposal 3

STR stockholders ratified the appointment of UHY LLP as the Company’s independent registered public accounting firm for the 2014 fiscal year as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
23,341,083	13,617	60,336	0

Item 8.01.                                        Other Events

On May 14, 2014, in light of the decrease in the size of the Company’s business, the Board of Directors of the Company approved a 40% reduction in compensation for its Board of Directors, effective October 1, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STR Holdings, Inc.

Date: May 19, 2014	By:	/s/ ALAN N. FORMAN
Alan N. Forman
Senior Vice President and General Counsel